Exhibit (h)(22)

AMENDED AND RESTATED

EXHIBIT B

TO WADDELL & REED ADVISORS SHAREHOLDER SERVICING AGREEMENT

This Amended and Restated Exhibit B, as amended May 18, 2017 (“Appendix B”), to the Waddell & Reed Advisors Shareholder Servicing Agreement dated January 15, 2009 as Amended May 22, 2012 (the “Agreement”), is effective as of May 18, 2017, and supersedes any prior Exhibit B to the Agreement.

COMPENSATION

Class A Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Continental Income Fund, Core Investment Fund, and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class A account of the Fund which was in existence during any portion of the immediately preceding month. The Fund shall also pay WRSCO a fee of $.75 for each shareholder check it processes.

Class B Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Continental Income Fund, Core Investment Fund and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class B account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month

Class C Shares of Continental Income Fund, Core Investment Fund, and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class C account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares of Energy Fund, New Concepts Fund, Small Cap Fund, Tax-Managed Equity Fund, and Value Fund

An amount payable on the first day of each month of $1.5042 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares of Accumulative Fund, Global Growth Fund, Science and Technology Fund and Vanguard Fund

An amount payable on the first day of each month of $1.5292 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares of Continental Income Fund, Core Investment Fund, and Dividend Opportunities Fund

An amount payable on the first day of each month of $1.5792 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares of Bond Fund, Global Bond Fund, Government Securities Fund, High Income Fund, Municipal Bond Fund and Municipal High Income Fund

An amount payable on the first day of each month of $1.6958 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month.

Class T Shares of Cash Management

An amount payable on the first day of each month of $1.75 for each Class T account of the Fund which was in existence during any portion of the immediately preceding month. The Fund shall also pay WRSCO a fee of $.75 for each shareholder check it processes.

Class Y Shares of Accumulative Fund, Bond Fund, Continental Income Fund, Core Investment Fund, Dividend Opportunities Fund, Energy Fund, Global Bond Fund, Government Securities Fund, Global Growth Fund, High Income Fund, Municipal Bond Fund, Municipal High Income Fund, New Concepts Fund, Science and Technology Fund, Small Cap Fund, Tax –Managed Equity Fund, Vanguard Fund and Value Fund

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net Class Y assets of the Fund for the preceding month.

All Classes—Waddell & Reed Advisors Wilshire Global Allocation Fund

No fee is charged to Waddell & Reed Advisors Wilshire Global Allocation Fund as compensation for services rendered under this Shareholder Servicing Agreement. These classes do, however, reimburse any “out-of-pocket” expenses incurred by WRSCO in the performance of its duties under this Agreement.

Volume Discount

The above-referenced per account fees for Class A, Class B, Class C and Class T shall be reduced if the total number of accounts for which WRSCO provides shareholder services reaches the following levels:

A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E and Class T accounts in each of Ivy Funds and Waddell & Reed Advisors Funds are included. Accounts in Class I, Class N, Class R and Class Y of Ivy Funds, Waddell & Reed Advisors Funds and InvestEd Portfolios accounts, as applicable, are excluded.

Networking Fees

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account that was in existence during any portion of the immediately preceding month with the affected Funds bearing the remainder of the costs charged by the financial services companies. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $12.00 per account or an annual fee of 0.14 of 1% that is based on average daily net assets.

Omnibus and/or Recordkeeping Fees

The Funds shall bear the costs charged by unaffiliated third parties for providing recordkeeping and other administrative services with respect to accounts of participants in retirement plans or other beneficial owners of Fund shares whose interests are generally held in an omnibus account. WRSCO will pay the third parties for performing such services and the Fund will reimburse WRSCO for such costs if the annual rate of the third-party per account charges for a Fund are less than or equal to $18.00 per account or an annual fee of 0.20 of 1% that is based on average daily net assets.

Originally Approved on January 30, 2009